UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2025

Klotho Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

1300 South Boulevard, Suite D

Charlotte, NC 28203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KLTO	The Nasdaq Stock Market LLC
Warrants	KLTOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

On December 2, 2025, Klotho Neurosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an investor, Sigma9 Capital, Ltd., pursuant to which the Company agreed to issue and sell to the investor 3,400 shares of a new class of the Company’s preferred stock to be designated as Series C Preferred Stock, at a price of $4,400.00 per share.

Pursuant to the Certificate of Designation of the Series C Preferred Stock, which will be filed at the closing of the purchase, each share of Series C Preferred Stock will be convertible, at the option of the holder, into 10,000 shares of the Company’s common stock; provided that no conversions can take place if the holder then owns more than 9.99% of the number of the shares of the Company’s Common Stock outstanding. Further, no conversion can take place, prior to approval by the Company’s stockholders, if such conversion would violate any rule of the Nasdaq Stock Market. The conversion price is subject to adjustment in connection with certain transactions, including stock dividends, stock splits or combinations and the like.

The closing of the purchase is subject to closing conditions, including, but not limited to, the filing of the Certificate of Designation for the Series C Preferred Stock and the closing occurring on or before December 31, 2025.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference and a copy of the Form of Certificate of Designation of the Series C Preferred Stock which is filed herewith as Exhibit 3.1.

Item 3.02 Unregistered Sales of Equity Securities

On December 2, 2025, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Sigma9 Capital, Ltd., pursuant to which the Company agreed to issue and sell to the investor 3,400 shares of a new class of the Company’s preferred stock to be designated as Series C Preferred Stock, at a price of $4,400.00 per share.

Pursuant to the Certificate of Designation of the Series C Preferred Stock, each share of Series C Preferred Stock is convertible, at the option of the holder, into 10,000 shares of the Company’s common stock; provided that no conversions can take place if the holder then owns more than 9.99% of the number of the shares of Common Stock outstanding. Further, no conversion can take place, prior to approval by the Company’s stockholders, if such conversion would violate any rule of the Nasdaq Stock Market. The conversion price is subject to adjustment in connection with certain transactions, including stock dividends, stock splits or combinations and the like.

The sales listed above was made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933 and based upon the pre-existing relationship between the Registrant and the purchaser, the Registrant had reasonable grounds to believe immediately prior to making an offer to such individual, and did in fact believe, that such individual (1) was purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of his investment and was able to bear those risks. The purchaser had access to pertinent information enabling it to ask informed questions. The shares are to be issued without the benefit of registration. An appropriate restrictive legend will be imprinted upon the certificates representing such shares, and stop-transfer instructions have been entered in the Registrant’s transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
3.1	Form of Certificate of Designation of Series C Preferred Stock
10.1	Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2025	KLOTHO NEUROSCIENCES, INC.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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